Exhibit 21.1

LIST OF SUBSIDIARIES OF EQUITY ONE, INC.

Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization

1303 J St., LLC (1)	Delaware
222 Sutter Street LLC (1)	Delaware
595 Colorado Associates, LLC (1)	Delaware
621 Colorado Associates, LLC (1)	Delaware
C&C Delaware, Inc. (1)	Delaware
C&C (U.S.) No. 1, Inc. (1)	Delaware
Centrefund Realty (U.S.) Corporation *	Delaware
Daly City Serramonte Center, LLC (1)	Delaware
Danbury 6 Associates Limited Liability Company (1)	Massachusetts
DIM-Governors Town Square Limited Partnership (1)	Florida
DIM-Governors Town Square, LLC (1)	Florida
DIM Vastgoed, N.V. (1)	The Netherlands
DIM-Whitaker Square Limited Partnership (1)	Florida
DIM-Whitaker Square, LLC (1)	Florida
Escuela Shopping Center, LLC (1)	Delaware
Escuela Shopping Center Manager, LLC (1)	Delaware
Equity Asset Investor (Danbury/Southbury) Inc.	Florida
Equity Asset Investor (Talega) Inc.	Florida
Equity Asset Investor (Vernola) Inc.	Florida
Equity Asset Manager (Danbury) LLC	Delaware
Equity Asset Manager (Southbury) LLC	Delaware
Equity One (Belfair) Inc.	South Carolina
Equity One (Bridgemill) Inc.	Georgia
Equity One (Buckhead Manager) Inc.	Georgia
Equity One (Buckhead Station) LLC	Georgia
Equity One (Circle West) LLC (1)	Delaware
Equity One (Copps Hill) Inc.	Florida
Equity One (Country Walk) LLC (1)	Delaware
Equity One (Culver) LLC (1)	Delaware
Equity One (Florida Portfolio) Inc. *	Florida
Equity One (Louisiana Portfolio) LLC *	Florida
Equity One (Metropolitan) LLC (1)	Delaware
Equity One (Mezzanine Portfolio) Inc.	Florida
Equity One (Midpoint) Inc.	Florida
Equity One (Northeast Portfolio) Inc. *	Massachusetts
Equity One (Pablo Plaza) Inc.	Florida
Equity One (Ralphs Circle) LLC (1)	Delaware
Equity One (Sheridan Plaza) LLC	Florida
Equity One (Southeast Portfolio) Inc. *	Georgia
Equity One (Southpoint) Inc.	Florida
Equity One (Summerlin) Inc. *	Florida
Equity One (Sunlake) Inc. *	Florida
Equity One (Vons Circle) LLC (1)	Delaware
Equity One (Walden Woods) Inc. *	Florida
Equity One (Webster) Inc.	Massachusetts
Equity One (West Coast Portfolio) Inc.	California
Equity One (Westbird) Inc.	Florida
Equity One (Westport) Inc.	Florida
Equity One Acquisition Corp. *	Florida
Equity One JV Portfolio LLC (1)	Delaware
Equity One JV Sub CT Path LLC (1)	Delaware

131

Equity One JV Sub Lender LLC (1)	Delaware
Equity One JV Sub Veranda LLC (1)	Delaware
Equity One Realty & Management CA, Inc. (1)	Delaware
Equity One Realty & Management FL, Inc. *	Florida
Equity One Realty & Management NE, Inc. *	Massachusetts
Equity One Realty & Management SE, Inc. *	Georgia
EQY Asset Investor (Canyon Trails) Inc.	Florida
EQY Capital Partner (GRI) Inc.	Florida
EQY-CSC LLC (1)	Delaware
EQY Portfolio Investor (Empire) Inc.	Florida
EQY Portfolio Investor (GRI) Inc.	Florida
EQY Realty & Management (GRI) Inc.	Florida
EQY Portfolio Investor (DRA) Inc.	Florida
Fairfield Mission Village Associates, LLC (1)	Delaware
G&I VI South Florida Portfolio LLC (1)	Delaware
G&I VI South Florida Portfolio SPE LLC (1)	Delaware
G.S. Associates Holding Corp. (1)	Delaware
G.S. Associates Joint Venture 326118, a CA general partnership (1)	California
GRI-EQY (Airpark Plaza) LLC (1)	Delaware
GRI-EQY (Concord) LLC (1)	Delaware
GRI-EQY (Ibis) LLC (1)	Delaware
GRI-EQY (Presidential Markets) LLC (1)	Delaware
GRI-EQY (Quail Roost) LLC (1)	Delaware
GRI-EQY (Sparkleberry Square) LLC (1)	Delaware
GRI-EQY (Sparkleberry Kohl’s) LLC (1)	Delaware
GRI-EQY (Sparkleberry Kroger) LLC (1)	Delaware
GRI-EQY (Sunset 97) LLC (1)	Delaware
GRI-EQY (Sunset 100) LLC (1)	Delaware
GRI-EQY I, LLC (1)	Delaware
IRT Alabama, Inc. *	Alabama
IRT Capital Corporation II *	Georgia
IRT Management Company *	Georgia
IRT Partners L.P. *	Georgia
Louisiana Holding Corp. *	Florida
Marco Town Center, Inc.	Florida
Marketplace Center, Inc. (1)	California
MCC Redondo Beach, LLC (1)	Delaware
MCC Redondo Beach II, LLC (1)	Delaware
Pacific Financial Center, LLC	Delaware
Pacific Financial Center Manager, LLC	Delaware
Parnassus Heights Medical Center, a JV general partnership (1)	Delaware
Serramonte Center Holding Co., LLC (1)	Delaware
Southbury 84 Associates Limited Liability Company (1)	Massachusetts
Southeast U.S. Holdings B.V.	The Netherlands
Sunlake – Equity One LLC (1)	Delaware
The Berries LLC (1)	Delaware
Walden Woods Village, Ltd.	Florida
Willows Center Concord, Inc. (1)	California
Willows Center Concord, LLC (1)	California

(1)	Not wholly-owned.
*	Guarantors of Senior Unsecured Notes

132